Exhibit 5.1

August 13, 2025

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

Re: Indaptus Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act by the Company of up to a total of $200,000,000 of securities consisting of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”), (iv) debt securities (“Debt Securities”), which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, may be in the form of (a) senior debt securities to be issued pursuant to an indenture (the “Senior Indenture”) proposed to be entered into between the Company and a trustee (the “Senior Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement or (b) subordinated debt securities to be issued pursuant to an indenture (the “Subordinated Indenture” and the Senior Indenture, each individually, an “Indenture”) proposed to be entered into between the Company and a trustee (the “Subordinated Trustee” and the Senior Trustee, each individually, a “Trustee”), a form of which indentures is being filed as an exhibit to the Registration Statement, (v) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, and (vi) units composed of the foregoing (“Units”) (collectively, the “Securities”). Any Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We also have acted as counsel to the Company in connection with the At the Market Offering Agreement executed by the Company and H.C. Wainwright & Co., LLC on June 1, 2022, as amended (the “Sales Agreement”) pursuant to which the Company may make sales from time to time of shares of its Common Stock (the “ATM Shares”). Sales of the ATM Shares will be made pursuant to the Registration Statement and the related prospectus covering the ATM Shares that will be filed to supplement the Prospectus included in the Registration Statement (the “ATM Prospectus”).

In arriving at the opinion expressed below, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), the Company’s Amended and Restated By-laws, as amended (the “By-laws”), the Indenture and applicable New York law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the Company will remain duly organized, validly existing and in good standing under applicable state law, and (vii) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have also assumed that the laws of the State of New York will be chosen to govern the Indenture, any Warrant Agreement, Unit Agreement and that such choice is a valid and legal provision.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. With respect to shares of Common Stock (other than the ATM Shares), when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by Board Action in conformity with the Company’s Certificate and Bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, the Indenture relating to such Debt Securities, the Warrant Agreement relating to such Warrants respectively, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the ATM Shares, (a) when the Registration Statement has become effective under the Act and the ATM Prospectus has been filed, and (b) when the ATM Shares have been issued and sold in accordance with the Sales Agreement, and as described in the Registration Statement and ATM Prospectus, the ATM Shares will be validly issued, fully paid and nonassessable.

3. With respect to any particular series of shares of Preferred Stock, when (a) the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by Board Action in conformity with the Company’s Certificate and Bylaws; (b) an appropriate certificate of designation relating to a series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of Delaware; (c) the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s Certificate and Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (e) to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Debt Securities, or Warrants when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, the Indenture relating to such Debt Securities, or the Warrant Agreement relating to such Warrants, respectively, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Subscription Rights, when both: (a) the issuance and the terms of the sale of the Subscription Rights have been duly authorized by Board Action; (b) the terms of the Subscription Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the agreement(s) relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by Board Action; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

6. With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by Board Action; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

7. With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by Board Action; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units, if any, have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Preferred Stock, Indenture, Warrant Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and the ATM Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP